Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Employee Stock Purchase Plan and 2016 Incentive Award Plan of Selecta Biosciences, Inc. of our report dated March 12, 2020 with respect to the consolidated financial statements of Selecta Biosciences, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
June 10, 2020